As filed with the U.S. Securities and Exchange Commission on April 7, 2020

Investment Company Act File No. 811-08767

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM N-1A

Registration Statement under the Investment Company Act of 1940		☒
Amendment No. 73
UBS Series Funds
(Exact Name of Registrant Specified in Charter)
1285 Avenue of the Americas
New York, New York 10019-6028
(Address of Principal Executive Offices)
Registrant's Telephone Number, Including Area Code: (212) 821-3000
Keith A. Weller, Esq.	With copies to:
UBS Asset Management (Americas) Inc.	Stephen H. Bier, Esq.
One North Wacker Drive	Dechert LLP
Chicago, Illinois 60606	Three Bryant Park
(Name and Address of Agent for Service)	1095 Avenue of the Americas
________________________	New York, New York 10036

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and rules thereunder.

Explanatory Note

UBS Series Funds (the "Trust") has filed this Amendment No. 73 to the Registration Statement of the Trust on Form N-1A (File No. 811-08767) (the "Registration Statement") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of beneficial interest in Limited Purpose Cash Investment Fund (the "fund"), a series of the Trust, are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such shares will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(a)(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the shares of the fund. Such investors are referred to herein as "shareholders." This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any shares in the fund.

This Amendment No. 73 to the Registration Statement is being filed under the 1940 Act to amend and supplement Amendment No. 67 to the Registration Statement under the 1940 Act, filed with the U.S. Securities and Exchange Commission ("Commission") on August 27, 2019 (Accession No. 0001193125- 19- 230980) ("Amendment 67"), as pertaining to Parts A and B of the Registration Statement with respect to the fund. Parts A and B of the Registration Statement with respect to the fund, as filed in Amendment 67, are incorporated by reference herein.

UBS Series Funds

Limited Purpose Cash Investment Fund

Amendment dated April 7, 2020

to the Part A and Part B dated August 27, 2019

Dear Shareholder:

The purpose of this amendment is to update certain information contained in Part A and Part B for Limited Purpose Cash Investment Fund (the "fund").

Effective immediately, Part A and Part B are hereby amended as follows:

The section captioned "Item 9. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings" and sub-captioned "Principal risks" in Part A is revised by replacing the "Market risk" risk factor in its entirety with the following:

Market Risk. The risk that the market value of the fund's investments will fluctuate as the stock and fixed-income markets fluctuate. Market risk may affect a single issuer, industry or sector of the economy, or it may affect the market as a whole. In addition, turbulence in financial markets and reduced liquidity in equity and/or fixed-income markets may negatively affect the fund. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide. Recent examples include pandemic risks related to the novel coronavirus ("COVID-19") and the aggressive measures taken worldwide in response by (i) governments, including closing borders, restricting travel and imposing prolonged quarantines of, or similar restrictions on, large populations, and (ii) businesses, including forced or voluntary closures, changes to operations and reductions of staff. The effects of COVID-19 have contributed to increased volatility in global financial markets and may affect certain countries, regions, companies, industries and market sectors more dramatically than others. The COVID-19 pandemic has had, and any other outbreak of an infectious disease or serious environmental or public health concern could have, a significant negative impact on economic and market conditions, could exacerbate pre-existing political, social and economic risks in certain countries or regions and could trigger a prolonged period of global economic slowdown, which may impact the fund. It is not known how long the impact of the COVID-19 pandemic will, or future impacts of other significant events would, last or the severity thereof. To the extent the fund is overweight in certain countries, regions, companies, industries or market sectors, such positions will increase the risk of loss from adverse developments affecting those countries, regions, companies, industries or sectors.

The section captioned "Item 16. Description of the Fund and Its Investments and Risks" and sub- captioned "The fund's investments, related risks and limitations" in Part B is revised by inserting the following as an additional risk factor in that section:

Market Risk. Market risks, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the fund's investments. In addition, turbulence in financial markets and reduced liquidity in equity and/or fixed-income markets may negatively affect the fund. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide.

Recent examples include pandemic risks related to the novel coronavirus ("COVID-19") and the aggressive measures taken worldwide in response by (i) governments, including closing borders, restricting travel and imposing prolonged quarantines of, or similar restrictions on, large populations, and

(ii)businesses, including forced or voluntary closures, changes to operations and reductions of staff. The effects of COVID-19 have contributed to increased volatility in global financial markets and may affect certain countries, regions, companies, industries and market sectors more dramatically than others. The COVID-19 pandemic has had, and any other outbreak of an infectious disease or serious environmental or public health concern could have, a significant negative impact on economic and market conditions, could exacerbate pre-existing political, social and economic risks in certain countries or regions and could trigger a prolonged period of global economic slowdown, which may impact the fund. It is not known how long the impact of the COVID-19 pandemic will, or future impacts of other significant events would, last or the severity thereof. To the extent a fund is overweight in certain countries, regions, companies, industries or market sectors, such positions will increase the risk of loss from adverse developments affecting those countries, regions, companies, industries or sectors.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION FOR FUTURE REFERENCE.

PART C

Item 28. Exhibits

(1)(a) Trust Instrument 1/

(b)Amendment to Trust Instrument effective July 28, 1999 2/

(c)Amendment to Trust Instrument effective May 9, 2001 3/

(d)Certificate of Amendment to the Certificate of Trust effective May 9, 2001 3/

(e)Amendment to Trust Instrument effective April 8, 2002 4/

(f)Amendment to Trust Instrument effective March 15, 2004 5/

(g)Amendment to Trust Instrument effective August 28, 2007 6/

(h)Amendment to Trust Instrument effective October 6, 2008 7/

(i)Certificate of Amendment to Trust Instrument effective May 20, 2015 8/

(j)Amendment to Trust Instrument effective October 16, 2015 9/

(k)Amendment to Trust Instrument effective December 30, 2015 10/

(l)Amendment to Trust Instrument effective April 15, 2016 11/

(m)Amendment to Trust Instrument effective August 26, 2016 12/

(n)Amendment to Trust Instrument effective October 27, 2016 13/

(o)Certificate of Amendment to the Certificate of Trust effective March 9, 2018 14/

(p)Amendment to Trust Instrument effective March 9, 2018 14/

(q)Amendment to Trust Instrument effective October 14, 2019 15/

(r)Amendment to Trust Instrument effective December 19, 2019 15/

(2)(a) By-Laws 1/

(b)Certificate of Amendment to By-Laws dated December 19, 2001 4/

(c)Certificate of Amendment to By-Laws dated February 15, 2002 4/

(d)Certificate of Amendment to By-Laws effective November 15, 2006 16/

(e)Certificate of Amendment to By-Laws effective February 22, 2008 17/

(f)Certificate of Amendment to By-Laws effective May 6, 2009 18/

(g)Certificate of Amendment to By-Laws effective February 10, 2010 19/

(h)Certificate of Amendment to By-Laws effective March 9, 2018 14/

(3)Instruments defining the rights of holders of Registrant's shares of beneficial interest 20/

(4)(a) Investment Advisory and Administration Contract with respect to UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 21/

(b)Master Transfer and Novation Contract with respect to Investment Advisory and Administration Contract, dated as of April 1, 2006 22/

(c)Management Contract with respect to Limited Purpose Cash Investment Fund 23/

(d)Investment Advisory and Administration Contract with respect to UBS Ultra Short Income Fund 24/

(5)(a) Principal Underwriting Contract for UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 3/

(b)Principal Underwriting Contract for UBS Select Treasury Institutional Fund (formerly, UBS Select Treasury Fund) 5/

(c)Amended and Restated Principal Underwriting Contract for UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund), UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Prime Preferred Fund, UBS Prime Reserves Fund, UBS Select Government Investor Fund, UBS Select Government Preferred Fund, UBS Select Government Institutional Fund, UBS RMA Government Money Market Fund, UBS Select ESG Prime Institutional Fund, UBS Select ESG Prime Preferred Fund and UBS Select ESG Prime Investor Fund 15/

(d)Distribution Contract for UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 21/

(e)Principal Underwriting Contract for UBS Ultra Short Income Fund 24/

(f)Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 21/

(g)Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 3/

(h)Form of Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Select Treasury Institutional Fund (formerly, UBS Select Treasury Fund) 5/

(i)Amendment to Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. to add UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, and UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund) 6/

(j)Form of Mutual Fund Account Administration Agreement with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, and UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund) 17/

(k)Selected Dealer Agreement between UBS Asset Management (US) Inc.* and UBS AG, New York private bank branch with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund and UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 7/

(l)Amendments to Dealer Agreements between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund and UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund) 19/

(m)Amendment to Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. to add UBS Prime Preferred Fund and UBS Prime Reserves Fund 25/

(n)Amendment to Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. to add UBS Select Government Preferred Fund and UBS Select Government Institutional Fund 12/

(o)Selected Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund and UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 12/

(p)Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. to add UBS Prime Investor Fund 25/

(q)Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. to add UBS Select Government Investor Fund 12/

(r)Selected Dealer Agreement between UBS Asset Management (US) Inc.* and Treasury Curve LLC with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund and UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund) 19/

(s)Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS RMA Government Money Market Fund 12/

(t)Form of Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc.* and various financial intermediaries 12/

(u)Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund, and UBS Select Government Investor Fund 27/

(v)Form of Selected Dealer Agreement between UBS Asset Management (US) Inc. and various financial intermediaries with respect to UBS Select Prime Institutional Fund, UBS Select Government Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund, UBS Select Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 15/

(w)Form of Selected Dealer Agreement between UBS Asset Management (US) Inc. and various financial intermediaries with respect to Class A shares and Class P shares of UBS Ultra Short Income Fund 24/

(x)Form of Selected Dealer Agreement between UBS Asset Management (US) Inc. and various financial intermediaries with respect to Class I shares of UBS Ultra Short Income Fund 24/

(y)Amendment to Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. to add UBS Select ESG Prime Institutional Fund UBS Select ESG Prime Preferred Fund (filed herewith)

(z)Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. to add UBS Select ESG Prime Investor Fund (filed herewith)

(6) Bonus, profit sharing or pension plans - none

(7)(a) Custodian Contract with State Street Bank and Trust Company for UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 21/

(b)Letter Agreement making Custody Contract with State Street Bank and Trust Company applicable to UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 28/

(c)Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Select Treasury Institutional Fund (formerly, UBS Select Treasury Fund) 5/

(d)Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund), UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund and UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 18/

(e)Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Prime Investor Fund, UBS Prime Preferred Fund and UBS Prime Reserves Fund 29/

(f)Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Select Government Investor Fund, UBS Select Government Preferred Fund, UBS Select Government Institutional Fund and UBS RMA Government Money Market Fund 12/

(g)Amendment to the Custody Contract with State Street Bank and Trust Company to include Limited Purpose Cash Investment Fund 23/

(h)Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Ultra Short Income Fund 24/

(i)Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Select ESG Prime Investor Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 15/

(8)(a) (i) Transfer Agency and Services Agreement for UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 2/

(ii) Transfer Agency and Related Services Agreement for UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 3/

(iii)  Amendment No. 1 to Transfer Agency and Services Agreement for UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 28/

(iv)Amendment No. 2 to the Transfer Agency and Services Agreement for UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) and UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 30/

(v)Amendment No. 3 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Select Treasury Institutional Fund (formerly, UBS Select Treasury Fund) 30/

(vi)Amendment No. 4 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund), UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 18/

(vii)Amendment No. 5 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Select Treasury Capital Fund 26/

(viii)  Amendment No. 6 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Prime Investor Fund, UBS Prime Preferred Fund and UBS Prime Reserves Fund 12/

(ix)Amendment No. 7 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Select Government Investor Fund, UBS Select Government Preferred Fund, UBS Select Government Institutional Fund and UBS Select Government Capital Fund 12/

(x)Transfer Agency and Related Services Agreement 31/

(xi)Amendment to the Transfer Agency Agreement 32/

(xii) Adoption and Amendment Agreement with BNY Mellon Investment Servicing (U.S.) Inc. for UBS RMA Government Money Market Fund relating to the Transfer Agency and Related Services Agreement and Amendment to the Transfer Agency Agreement 13/

(xiii)  Amendment No. 8 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include Limited Purpose Cash Investment Fund 23/

(xiv)Amendment No. 9 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Ultra Short Income Fund 33/

(xv)Form of Amendment No. 10 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Select ESG Prime Investor Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 15/

(b)Amended and Restated Administration Contract for UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund), UBS Prime Reserves Fund, UBS Prime Preferred Fund, UBS Select Government Institutional Fund, UBS Select Government Preferred Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 15/

(c)Amended and Restated Administration Contract with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Select Government Investor Fund, UBS RMA Government Money Market Fund and UBS Select ESG Prime Investor Fund 15/

(d)Amended and Restated Shareholder Services Plan and Agreement with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Select Government Investor Fund and UBS Select ESG Prime Investor Fund (filed herewith)

(e)Shareholder Services Plan with respect to UBS RMA Government Money Market Fund 25/

(f)(i)          Fee Waiver and Expense Reimbursement Agreement with respect to UBS Select Prime Investor Fund, UBS Select Government Investor Fund, UBS Select Treasury Investor Fund, UBS Prime Investor Fund, UBS Tax-Free Investor Fund and UBS Select ESG Prime Investor Fund 15/

(ii) Fee Waiver and Expense Reimbursement Agreement with respect to UBS Select Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Treasury Preferred Fund, UBS Prime Preferred Fund, UBS Tax-Free Preferred Fund and UBS Select ESG Prime Preferred Fund 15/

(iii)Fee Waiver Agreement with respect to Limited Purpose Cash Investment Fund 34/

(iv)Fee Waiver and Expense Reimbursement Agreement with respect to UBS Ultra Short Income Fund 34/

(g)Exclusive Placement Agent Agreement with respect to Limited Purpose Cash Investment Fund 23/

(h)(i) Service Agreement with State Street Bank and Trust Company, dated as of May 31, 2018 35/

(ii)Form of Amendment to Service Agreement with State Street Bank and Trust Company to include UBS Select ESG Prime Investor Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 15/

(9)(a)  Opinion and Consent of Counsel with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund, UBS Prime Reserves Fund, UBS Select Government Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund, UBS Select Government Investor Fund, UBS Select Treasury Capital Fund, UBS Select Government Capital Fund, UBS RMA Government Money Market Fund, UBS Liquid Assets Government Fund and UBS Ultra Short Income Fund 34/

(b)Opinion and Consent of Counsel with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund, UBS Prime Reserves Fund, UBS Select Government Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund, UBS Select Government Investor Fund, UBS Select ESG Prime Institutional Fund, UBS Select ESG Prime Preferred Fund and UBS Select ESG Prime Investor Fund 15/

(10)(a)  Consent of Independent Registered Public Accounting Firm with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund, UBS Prime Reserves Fund, UBS Select Government Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund, UBS Select Government Investor Fund, UBS Select Treasury Capital Fund, UBS Select Government Capital Fund, UBS RMA Government Money Market Fund and UBS Liquid Assets Government 34/

(b)Consent of Independent Registered Public Accounting Firm with respect to Limited Purpose Cash Investment Fund 34/

(c)Consent of Independent Registered Public Accounting Firm with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund, UBS Prime Reserves Fund, UBS Select Government Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund and UBS Select Government Investor Fund 15/

(11)Omitted Financial Statements - none

(12)Letter of Investment Intent 1/

(13)(a) Amended and Restated Shareholder Services Plan Pursuant to Rule 12b-1 for UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 6/

(b)Amended and Restated Plan of Distribution Pursuant to Rule 12b-1 for UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Select Government Investor Fund and UBS Select ESG Prime Investor Fund 15/

(c)Shareholder Services Plan Pursuant to Rule 12b-1 with respect to Class A shares of UBS Ultra Short Income Fund 24/

(14)Multiple Class Plan Pursuant to Rule 18f-3 for UBS Ultra Short Income Fund 14/

(15)Code of Ethics for Registrant, UBS Asset Management (Americas) Inc. (investment advisor) and UBS Asset Management (US) Inc. (principal underwriter) 24/

(16)Powers of Attorney for Messrs. Bernikow, Burt, Feldberg and Garil and Ms. Higgins 36/

(17)Power of Attorney for Ms. Kilkeary 14/

*Formerly known as UBS Global Asset Management (US) Inc.

1/ Incorporated by reference from Pre-Effective Amendment No. 1 to the Registrant's registration statement, SEC File No. 333-52965, filed July 29, 1998.

2/ Incorporated by reference from Post-Effective Amendment No. 3 to the Registrant's registration statement, SEC File No. 333-52965, filed September 1, 1999.

3/ Incorporated by reference from Post-Effective Amendment No. 10 to the Registrant's registration statement, SEC File No. 333-52965, filed August 29, 2001.

4/ Incorporated by reference from Post-Effective Amendment No. 11 to the Registrant's registration statement, SEC File No. 333-52965, filed April 30, 2002.

5/ Incorporated by reference from Post-Effective Amendment No. 16 to the Registrant's registration statement, SEC File No. 333-52965, filed April 28, 2004.

6/ Incorporated by reference from Post-Effective Amendment No. 22 to the Registrant's registration statement, SEC File No. 333-52965, filed August 28, 2007.

7/ Incorporated by reference from Post-Effective Amendment No. 26 to the Registrant's registration statement, SEC File No. 333-52965, filed October 3, 2008.

8/ Incorporated by reference from Post-Effective Amendment No. 40 to the Registrant's registration statement, SEC File No. 333-52965, filed August 27, 2015.

9/ Incorporated by reference from Post-Effective Amendment No. 42 to the Registrant's registration statement, SEC File No. 333-52965, filed October 16, 2015.

10/ Incorporated by reference from Post-Effective Amendment No. 44 to the Registrant's registration statement, SEC File No. 333-52965, filed December 30, 2015.

11/ Incorporated by reference from Post-Effective Amendment No. 50 to the Registrant's registration statement, SEC File No. 333-52965, filed June 23, 2016.

12/ Incorporated by reference from Post-Effective Amendment No. 52 to the Registrant's registration statement, SEC File No. 333-52965, filed August 26, 2016.

13/ Incorporated by reference from Amendment No. 55 to the Registrant's registration statement, SEC File No. 811-08767, filed November 16, 2016.

14/ Incorporated by reference from Post-Effective Amendment No. 56 to the Registrant's registration statement, SEC File No. 333-52965, filed March 9, 2018.

15/ Incorporated by reference from Post-Effective Amendment No. 71 to the Registrant's registration statement, SEC File No. 333-52965, filed December 23, 2019.

16/ Incorporated by reference from Post-Effective Amendment No. 21 to the Registrant's registration statement, SEC File No. 333-52965, filed June 14, 2007.

17/ Incorporated by reference from Post-Effective Amendment No. 23 to the Registrant's registration statement, SEC File No. 333-52965, filed June 27, 2008.

18/ Incorporated by reference from Post-Effective Amendment No. 27 to the Registrant's registration statement, SEC File No. 333-52965, filed August 27, 2009.

19/ Incorporated by reference from Post-Effective Amendment No. 29 to the Registrant's registration statement, SEC File No. 333-52965, filed August 27, 2010.

20/ Incorporated by reference from Articles IV, VI and X of Registrant's Trust Instrument and from Articles VI and IX of Registrant's By-Laws.

21/ Incorporated by reference from Post-Effective Amendment No. 8 to the Registrant's registration statement, SEC File No. 333-52965, filed August 25, 2000.

22/ Incorporated by reference from Post-Effective Amendment No. 22 to the registration statement of PACE Select Advisers Trust, SEC File No. 33-87254, filed April 3, 2006.

23/ Incorporated by reference from Amendment No. 56 to the Registrant's registration statement, SEC File No. 811-08767, filed August 25, 2017.

24/ Incorporated by reference from Post-Effective Amendment No. 61 to the Registrant's registration statement, SEC File No. 333-52965, filed May 24, 2018.

25/ Incorporated by reference from Post-Effective Amendment No. 48 to the Registrant's registration statement, SEC File No. 333-52965, filed March 28, 2016.

26/ Incorporated by reference from Post-Effective Amendment No. 33 to the Registrant's registration statement, SEC File No. 333-52965, filed June 29, 2012.

27/ Incorporated by reference from Post-Effective Amendment No. 54 to the Registrant's registration statement, SEC File No. 333-52965, filed August 25, 2017.

28/ Incorporated by reference from Post-Effective Amendment No. 9 to the Registrant's registration statement, SEC File No. 333-52965, filed April 12, 2001.

29/ Incorporated by reference from Post-Effective Amendment No. 45 to the Registrant's registration statement, SEC File No. 333-52965, filed January 8, 2016.

30/ Incorporated by reference from Post-Effective Amendment No. 17 to the Registrant's registration statement, SEC File No. 333-52965, filed August 30, 2004.

31/ Incorporated by reference from Post-Effective Amendment No. 31 to the registration statement of UBS RMA Money Fund Inc., SEC File No. 2-78309, filed August 28, 1998.

32/ Incorporated by reference from Post-Effective Amendment No. 58 to the registration statement of UBS Master Series, Inc., SEC File No. 33-2524, filed June 30, 2011.

33/ Incorporated by reference from Post-Effective Amendment No. 64 to the Registrant's registration statement, SEC File No. 333-52965, filed August 28, 2018.

34/ Incorporated by reference from Post-Effective Amendment No. 68 to the Registrant's registration statement, SEC File No. 333-52965, filed August 28, 2019.

35/ Incorporated by reference from Amendment No. 63 to the Registrant's registration statement, SEC File No. 811-08767, filed August 24, 2018.

36/ Incorporated by reference from Post-Effective Amendment No. 26 to the registration statement of PACE Select Advisors Trust, SEC File No. 33-87254, filed November 28, 2007.

Item 29. Persons Controlled by or under Common Control with Registrant

None.

Item 30. Indemnification

Section 2 of Article IX of the Trust Instrument, as amended ("Trust Instrument"), "Indemnification," provides that the appropriate series of the Registrant will indemnify the trustees and officers of the Registrant to the fullest extent permitted by law against claims and expenses asserted against or incurred by them by virtue of being or having been a trustee or officer; provided that no such person shall be indemnified where there has been an adjudication or other determination, as described in Article IX, that such person is liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant. Section 2 of Article IX also provides that the Registrant may maintain insurance policies covering such rights of indemnification.

Additionally, "Limitation of Liability" in Section 1 of Article IX of the Trust Instrument provides that the trustees or officers of the Registrant shall not be personally liable to any person extending credit to, contracting with or having a claim against the Registrant or a particular series; and that, provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Registrant, the trustees and officers shall not be liable for neglect or wrongdoing by them or by any officer, agent, employee, investment advisor or independent contractor of the Registrant.

Section 9 (except as otherwise noted) of each (i) Investment Advisory and Administration Contract with respect to UBS Liquid Assets Government Fund; (ii) Administration Contract with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Select Prime Preferred Fund, UBS Tax-Free Reserves Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Reserves Fund, UBS Prime Preferred Fund, UBS Select Government Institutional Fund, UBS Select Government Preferred Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund; (iii) Administration Contract with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund, UBS Select Government Investor Fund, UBS RMA Government Money Market Fund and UBS Select ESG Prime Investor Fund; (iv) Management Contract for Limited Purpose Cash Investment Fund; and

(v)Section 11 of the Investment Advisory and Administration Contract with respect to UBS Ultra Short Income Fund (each, an "Advisory/Administration Contract"), with UBS Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.) ("UBS AM") provides that UBS AM shall not be liable for any error of judgment or mistake of law or for any loss suffered by any series ("Fund") of the Registrant in connection with the matters to which the Advisory/Administration Contract relates, except for a loss resulting from the willful misfeasance, bad faith, or gross negligence of UBS AM in the performance of its duties or from its reckless disregard of its obligations and duties under the Advisory/Administration Contract. Section 10, 11, or 12 of each Advisory/Administration Contract provides that the Trustees shall not be liable for any obligations of the Trust or any series under the Advisory/Administration Contract and that UBS AM shall look only to the assets and property of the Registrant in settlement of such right or claim and not to the assets and property of the trustees.

Section 9 of each Principal Underwriting Contract or Distribution Contract provides that the Trust will indemnify UBS Asset Management (US) Inc. (formerly, UBS Global Asset Management (US) Inc.) ("UBS AM (US)") and its

officers, directors and controlling persons against all liabilities arising from any alleged untrue statement of material fact in the Registration Statement or from any alleged omission to state in the Registration Statement a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading, except insofar as liability arises from untrue statements or omissions made in reliance upon and in conformity with information furnished by UBS AM (US) to the Trust for use in the Registration Statement; and provided that this indemnity agreement shall not protect any such persons against liabilities arising by reason of their bad faith, gross negligence or willful misfeasance; and shall not inure to the benefit of any such persons unless a court of competent jurisdiction or controlling precedent determines that such result is not against public policy as expressed in the Securities Act of 1933, as amended (the "1933 Act"). Section 9 of each Principal Underwriting Contract or Distribution Contract also provides that UBS AM (US) agrees to indemnify, defend and hold the Trust, its officers and trustees free and harmless of any claims arising out of any alleged untrue statement or any alleged omission of material fact contained in information furnished by UBS AM (US) for use in the Registration Statement or arising out of an agreement between UBS AM (US) and any retail dealer, or arising out of supplementary literature or advertising used by UBS AM (US) in connection with the Contract.

Section 15 or 16 of each Principal Underwriting Contract and Section 10 of the Distribution Contract contain provisions similar to Section 10, 11, or 12 of the Advisory/Administration Contracts, with respect to UBS AM (US).

Section 9, 14, or 15 of each Dealer Agreement, and Section 12 of the Mutual Fund Account Administration Agreement, contains provisions similar to those of Section 9 of the Principal Underwriting Contract or Distribution Contract with respect to the applicable dealer.

The Exclusive Placement Agent Agreement contains provisions similar to those of Section 9 of the Principal Underwriting Contract or Distribution Contract with respect to the applicable dealer.

Insofar as indemnification for liabilities arising under the 1933 Act may be provided to trustees, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding or payment pursuant to any insurance policy) is asserted against the Registrant by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of Investment Advisor

UBS AM, a Delaware corporation, is a registered investment advisor and is an indirect wholly owned subsidiary of UBS Group AG. UBS AM is primarily engaged in the investment advisory and financial services business. Set forth below in alphabetical order is a list of certain executive officers and each board director of UBS AM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged during the last two fiscal years. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name	Position(s) Held with	Other Substantial Business,
	UBS AM	Profession, Vocation or
Employment
William Ferri	Board Director, Group Managing	Member of the Executive Committee of
	Director, President, Chief Executive	the UBS Asset Management division of
	Officer, and Head of UBS Asset	UBS Group AG and Manager of UBS
	Management Americas	Hedge Fund Solutions LLC
14

Mark F. Kemper	Secretary, Managing Director, and Senior	Secretary, Managing Director, and Senior
	Legal Counsel – AM Americas	Legal Counsel – AM Americas of UBS
Asset Management (US) Inc. ("UBS AM
Igor Lasun	Executive Director and Head of Fund	(US)")

	Development and Management —	None
Americas
Barry Mullen	Executive Director and Chief Compliance	Executive Director and Chief Compliance
	Officer — Americas	Officer – Americas of UBS AM (US)
Frank Pluchino	None	Executive Director and Americas Head of
Investment Solutions Compliance, Chief
Compliance Officer of UBS Hedge Fund
Solutions LLC as well as the various
UBS mutual fund families
Eric Sanders	Director (Non-Board), Associate General	Director (Non-Board), Associate General
	Counsel and Assistant Secretary	Counsel and Assistant Secretary of UBS
AM (US)
Keith Weller	Executive Director, Deputy General	Executive Director, Deputy General
	Counsel and Assistant Secretary	Counsel and Assistant Secretary of UBS
AM (US)

Messrs. Kemper, Mullen, Pluchino, Sanders and Weller are employed by UBS Business Solutions US LLC.

Item 32. Principal Underwriter/Placement Agent

(a)UBS AM (US) serves as principal underwriter or placement agent for the following other investment companies:

MASTER TRUST

PACE SELECT ADVISORS TRUST

SMA RELATIONSHIP TRUST

THE UBS FUNDS

UBS INVESTMENT TRUST

UBS RELATIONSHIP FUNDS

(b)UBS AM (US) is the Registrant's principal underwriter or placement agent. The directors and certain principal executive officers of UBS AM (US), their principal business addresses, and their positions and offices with UBS AM (US), are identified below along with those directors and officers of UBS AM (US) who also serve as trustees or officers of the Registrant. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

	Position(s) Held	Positions and Offices with Underwriter or
Name and Address	With Registrant	Dealer
Michael Belasco*	None	Board Director, President, Chief Executive
Officer, Managing Director, and Head of
Americas Wholesale and Wealth Management
Client Coverage of UBS AM (US)
15

Rose Ann Bubloski*	Vice President and Assistant Treasurer	None
Mark F. Kemper**	Vice President and Assistant Secretary	Secretary, Managing Director, and Senior Legal
Counsel – AM Americas of UBS AM (US)
Joanne M. Kilkeary*	Vice President and Treasurer	None
Igor Lasun*	President	None
Barry Mullen*	None	Executive Director and Chief Compliance
Officer – Americas of UBS AM (US)
Nancy D. Osborn*	Vice President and Assistant Treasurer	None
Frank Pluchino***	Chief Compliance Officer	Executive Director and Compliance Officer of
UBS AM (US)
Eric Sanders**	Vice President and Assistant Secretary	Director (Non-Board), Associate General
Counsel and Assistant Secretary of UBS AM
(US)
Keith A. Weller**	Vice President and Secretary	Executive Director, Deputy General Counsel
and Assistant Secretary of UBS AM (US)

*This person's business address is 1285 Avenue of the Americas, New York, New York 10019-6028. ** This person's business address is One North Wacker Drive, Chicago, Illinois 60606.

*** This person's business address is 787 Seventh Avenue, New York, NY 10019

(c)None.

Item 33. Location of Accounts and Records

The books and other documents required (i) by paragraphs (b)(4), (c) and (d) of Rule 31a-1 and (ii) by paragraphs (a)(3), (a)(4), (a)(5), (c) and (e) of Rule 31a-2 under the Investment Company Act of 1940 are maintained in the physical possession of UBS AM, 1285 Avenue of the Americas, New York, New York 10019-6028 and at One North Wacker Drive, Chicago, Illinois 60606-6114. Certain information required by Rule 31a-1(b)(1) to be maintained by a money market fund is maintained in the possession of UBS AM, at 1285 Avenue of the Americas, New York, New York 10019-6028 and at One North Wacker Drive, Chicago, Illinois 60606-6114. All other accounts, books and documents required by Rule 31a-1 are maintained in the physical possession of Registrant's transfer agent and custodian.

Item 34. Management Services

Not applicable.

Item 35. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 7th day of April, 2020.

UBS SERIES FUNDS

By: /s/ Keith A. Weller

Keith A. Weller

Vice President and Secretary

EXHIBIT INDEX

(5)(y)	Amendment to Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. to add UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund
(5)(z)	Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. to add UBS Select ESG Prime Investor Fund
(8)(d)	Amended and Restated Shareholder Services Plan and Agreement with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Select Government Investor Fund and UBS Select ESG Prime Investor Fund